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                                                                 EXHIBIT (23)(C)

                        CONSENT OF KPMG PEAT MARWICK LLP

BOARD OF DIRECTORS
CORESTATES FINANCIAL CORP

     We consent to the incorporation by reference in this Registration Statement on Form S-4 of First Union Corporation of our report dated January 16, 1996, except as to Note 20, which is as of February 23, 1996, relating to the consolidated balance sheet of United Counties Bancorporation and subsidiaries as of December 31, 1995, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, which report appears in First Union Corporation's Current Report on Form 8-K dated November 28, 1997. The report includes an explanatory paragraph indicating that United Counties Bancorporation adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, in 1994. We also consent to the reference to our firm under the caption "Experts."

                                         KPMG PEAT MARWICK LLP

Philadelphia, Pennsylvania
January 8, 1998